Exhibit 11

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 18, 2013 the “Effective Date”), is entered into by and among The Tamala L. Longaberger Revocable Trust (“Shareholder”), Rochon Capital Partners, Ltd. (“RCP”), and Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”).

RECITALS

A.            Pursuant to the terms of that certain Purchase Agreement by and among the Company, Shareholder, The Longaberger Company, TMRCL Holding Company, TMRCL Holding LLC, The Longaberger Company Canada, Tamala L. Longaberger and The Tamala L. Longaberger Revocable Trust dated as of March 18, 2013 (the “Purchase Agreement”).  Shareholder is being issued a Convertible Subordinated Unsecured Promissory Note in the amount of $6,500,000 (the “Note”).

B.            Pursuant to the Purchase Agreement and Note, principal and interest thereon are convertible (the Conversion”) into up to 32,500,000 shares of $0.00001 par value common stock (“Common Stock”) of the Company issued to the Shareholder (the “Trust Shares”).

C.            RCP owns shares of Common Stock in the Company.

In order to serve the business administration needs of the Company, the parties desire to enter into this Agreement, with respect to the voting of the shares of Common Stock owned by Shareholder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions.  The following terms have the respective meanings specified or referred to in this Section 1.

“Additional Shares” means all shares of Common Stock and any other equity securities of the Company which are beneficially owned by Shareholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of this Agreement, other than the Trust Shares.

“Affiliate” means as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power:  (i) to vote more than fifty percent (50%) of the voting stock of such person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

“Covered Shares” means the Trust Shares and the Additional Shares.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group.

“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.             Voting Agreement.  During the Term of this Agreement, Shareholder agrees that all its right to vote the Covered Shares shall be exercised by RCP.  RCP shall vote the Covered Shares at all meetings and on all matters upon which the holders of Common Stock in the Company are entitled to vote.  RCP shall vote the Covered Shares as RCP, in RCP’s sole discretion, may reasonably deem in the best interests of the shareholders of the Company and the Company.  Without limiting the generality of the foregoing, Shareholder specifically agrees that RCP shall have the right to vote the Covered Shares by written consent in lieu of a meeting.  At any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, RCP shall (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares.  The execution of this Agreement is a condition to the consummation of the transactions contemplated under the Purchase Agreement.

3.             Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to RCP an irrevocable proxy in the form attached as Exhibit A hereto (the “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all Covered Shares.  Shareholder hereby represents to RCP that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Shareholder agrees to promptly notify the Company of any such revocation.  Shareholder hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked during the Term.  Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the Florida Business Corporation Act.  If for any reason the proxy granted herein is not irrevocable, Shareholder agrees to vote the Covered Shares in the same manner as RCP.

4.             No Adverse Act.  Shareholder hereby covenants and agrees that Shareholder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein, or enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein without prior written notice to RCP, (ii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares (except for the Proxy), (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares (except this Agreement), or (v) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby.

5.             Additional Agreements.

(a)           Certain Events.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Shares or other securities or rights of the Company by Shareholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Shareholder or any of its Affiliates.

(b)           No Contravention.  None of the parties hereto shall take any action or agree to take any action, and each of the parties hereto shall cause its respective Affiliates not to take any action or agree to take any action, that would contravene or otherwise frustrate the intent of this Agreement.

(c)           Additional Shares.  Shareholder agrees, while this Agreement is in effect, to notify RCP promptly in writing of the number and description of any Additional Shares.

(d)           Liability of RCP.  RCP assumes no responsibility for any action taken by RCP by any agent appointed by RCP, and RCP, whether or not acting under the advice of counsel, shall not incur or be under any responsibility or liability as a shareholder, trustee, fiduciary, or otherwise, by reason of any error or law, or of any matter or thing done or suffered or omitted to be done by RCP under this Agreement.

6.             Term.  The term (the “Term”) of this Agreement and the Proxy granted pursuant hereto shall commence upon the execution of this Agreement by all parties hereto and shall terminate five (5) years from the Effective Date.

7.             Miscellaneous.

(a)           Entire Agreement.  This Agreement (together with Exhibit A) and the Proxy constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(b)           Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby.  At another party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may reasonably be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.  Without limiting the foregoing, Shareholder shall execute and deliver to RCP and any of its designees any additional proxies, including without limitation with respect to Additional Shares, reasonably requested by RCP in furtherance of this Agreement.

(c)           No Assignment.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Shareholder (in the case of any assignment by RCP) or RCP (in the case of an assignment by Shareholder); provided that RCP may assign its rights and obligations hereunder to one of its Affiliates without prior written consent.

(d)           Amendments.  This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of RCP and Shareholder.

(e)           Notice.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the business day after dispatch, if sent by nationally recognized, documented overnight delivery service, as follows:

The Tamala L. Longaberger Revocable Trust
One Market Square
1500 East Main Street
Newark, OH 43055-8847
Attention:  Tamala L. Longaberger

Rochon Capital Partners, Ltd.
2400 N. Dallas Parkway
Suite 230
Plano, TX 75093-4371
Attention:  Heidi Hafer

Computer Vision Systems Laboratories, Corp.
2400 N. Dallas Parkway
Suite 230
Plano, TX 75093-4371
Attention:  Heidi Hafer

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(f)            Severability.  The provisions of this Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect.  If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(g)           Remedies.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(h)           No Waiver.  No waiver by any party hereto of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(i)            Governing Law.  This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Texas without giving effect to the principles of conflict of laws.

(j)            Submission to Jurisdiction.  Each party to this Agreement hereby irrevocably and unconditionally consents to the submission to the exclusive jurisdiction of the federal and state courts in Dallas, Texas for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby.

(k)           Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (C) IT MAKES SUCH WAIVERS VOLUNTARILY.

(l)            Specific Performance.  The parties hereto agree that RCP and the Company would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by Shareholder in accordance with their specific terms or were otherwise breached by Shareholder, and that RCP and the Company would not have an adequate remedy at law for money damages in such event.  It is accordingly agreed that RCP and the Company shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(m)          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(n)           Expenses.  Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with the negotiation and execution of this Agreement.  If any action is commenced by any party hereto concerning this Agreement, the prevailing party shall recover from the losing party reasonable attorneys’ fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled.

(o)           No Ownership Interest.  Nothing contained in this Agreement shall be deemed, upon execution, to vest in RCP any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

The Tamala L. Longaberger Revocable Trust

By:	/s/ Tamala L. Longaberger
Name:	Tamala L. Longaberger
Title:	Trustee

Rochon Capital Partners, Ltd.

By:	/s/ John P. Rochon
John P. Rochon, in his capacity as President of John Rochon Management, Inc., its general partner

Computer Vision Systems Laboratories, Corp.

By:	/s/ Kelly L. Kittrell
Name:	Kelly L. Kittrell
Title:	Chief Financial Officer

SIGNATURE PAGE

EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned Shareholder (“Shareholder”) of Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), hereby (i) irrevocably grants to, and appoints, Rochon Capital Partners, Ltd., a Texas limited partnership (“RCP”), and any person designated in writing by RCP, and each of them individually, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this proxy (this “Proxy”) and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares.

This Proxy is granted pursuant to that certain Voting Agreement, dated as of March 18, 2013, by and among Shareholder, RCP and the Company (the “Voting Agreement”).  For the purposes of this Proxy, “Covered Shares” means (i) all shares of common stock of the Company (“Common Stock”) and any other equity securities of the Company which are beneficially owned by Shareholder or any of its Affiliates as of the date hereof and (ii) all shares of Common Stock and any other equity securities of the Company which are beneficially owned by Shareholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of the Voting Agreement.  The Covered Shares as of the date hereof are set forth on the signature page hereof.

Shareholder hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked.  Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the Florida Business Corporation Act.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the date hereof and prior to the termination of the Voting Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the shareholders of the Company and in every written consent in lieu of such a meeting:

Any obligation of Shareholder hereunder shall be binding upon the successors and assigns of Shareholder.  In the event of a conflict or inconsistency between this Proxy and the Voting Agreement, the Voting Agreement shall control.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in

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such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy.  Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated:                                    , 2013

The Tamala L. Longaberger Revocable Trust

By:
Name:
Title:

Address:

Shares:

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